As filed with the Securities and Exchange Commission on June 16, 2011

Registration No. 333-141295

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENDWAVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-4333817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

130 Baytech Drive

San Jose, CA 95134

(408) 522-3100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John J. Mikulsky

President and Chief Executive Officer

Endwave Corporation

130 Baytech Drive

San Jose, CA 95134

(408) 522-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Jodie M. Bourdet

Cooley LLP

101 California Street, 5th Floor

San Francisco, CA 94111

(415) 693-2000

Termination of Offering and Removal

Of Securities from Registration

This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 originally filed by Endwave Corporation (the “Registrant”) with the Commission on March 14, 2007 (Registration No. 333-141295) (the “Registration Statement”), is being filed to remove from registration all of the remaining securities covered by the Registration Statement, that have not yet been sold. Neither the Registrant, nor the selling stockholder on whose behalf the Registration Statement was originally filed, intends to sell any additional securities under the Registration Statement. Accordingly, pursuant to an undertaking made in Item 17 of the Registration Statement, the Registrant hereby deregisters all of the remaining securities covered by the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 15, 2011.

Endwave Corporation

By:	/s/ John J. Mikulsky
John J. Mikulsky
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Mikulsky John J. Mikulsky	President, Chief Executive Officer and Director (Principal Executive Officer)	June 15, 2011

/s/ Curt P. Sacks Curt P. Sacks	Chief Financial Officer and Senior Vice President (Principal Financial and Accounting Officer)	June 15, 2011

/s/ Wade Meyercord Wade Meyercord	Chairman of the Board of Directors	June 15, 2011

/s/ Joseph J. Lazzara Joseph J. Lazzara	Director	June 15, 2011

/s/ John F. McGrath, Jr. John F. McGrath, Jr.	Director	June 15, 2011